                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Strategist Growth Fund, Inc.
                     Strategist Growth and Income Fund, Inc.
                          Strategist Income Fund, Inc.
                      Strategist Tax-Free Income Fund, Inc.
                           Strategist World Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

STRATEGIST
FUND GROUP
Proxy
Statement
Summary

APRIL 18, 1999

HERE'S A BRIEF OVERVIEW OF SOME OF THE ISSUES AFFECTING YOUR FUND. WE ENCOURAGE YOU TO READ THE FULL TEXT OF THE ENCLOSED PROXY STATEMENT.

WHY AM I BEING
ASKED TO VOTE?

Funds are required to get shareholders' votes for certain kinds of changes, like the ones included in this proxy statement. You have a right to vote on these changes either by mailing your proxy card, calling a toll-free number, or responding by internet.

IS MY VOTE IMPORTANT?

Absolutely! While the Board has reviewed these changes and recommends you approve them, you have the right to voice your opinion. And, your Fund pays for the cost of holding a shareholder meeting. Until the Fund is sure that at least half of the shares will vote at the meeting, it will continue to contact shareholders asking them to vote. These efforts cost your Fund money -- so please vote immediately.

WHAT IS BEING VOTED ON?

At all regular meetings, shareholders elect Board members and ratify the selection of independent auditors. In addition, shareholders at this meeting will vote on the following proposals:

/ / Adding a performance incentive adjustment under the Investment Management Services Agreement

/ /  Changing some of the investment policies

/ /  Adding a subadvisory agreement

Some of these changes affect all Funds, while others affect only certain Funds. Please refer to page 3 of the proxy statement to see what proposals apply to your Fund.

WHAT DO BOARD MEMBERS AND INDEPENDENT AUDITORS DO?

Board members represent the interests of the shareholders and oversee the management of the Fund. Independent auditors review the financial statements prepared for the Fund and review regulatory filings.

WHAT CHANGES ARE
PROPOSED TO THE INVESTMENT MANAGEMENT
SERVICES AGREEMENT?

Shareholders of some funds are being asked to vote on adding a performance incentive adjustment (PIA) to the investment management agreement. Under a PIA, the investment manager is paid more if the Fund outperforms its competitors and is paid less if the Fund underperforms its competitors.

WHAT CHANGES ARE PROPOSED TO FUND POLICIES?

The Fund has some policies that no longer apply because of changes in the law. Others are being standardized to match the other Funds in the Group. You are being asked for approval to eliminate or modify these policies. This will not change the way the Fund is managed.

WHY IS A SUBADVISORY AGREEMENT BEING ADDED?

For Total Return Fund, the investment manager plans to hire a subadviser with expertise in small capitalization companies to manage part of the Fund's assets. There will be no change in the fee.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

After careful consideration, the Board recommends that you vote FOR each proposal.

HOW DO I VOTE?

You can vote in one of four ways:

/1/  BY MAIL with the enclosed proxy
    card

/2/  BY TELEPHONE

/3/  THROUGH THE INTERNET

/4/  IN PERSON at the meeting

Please refer to the enclosed voting instruction card for the telephone number and internet address. If you own more than one Fund, it is important that you vote for each Fund.

WHO SHOULD I CALL
IF I HAVE QUESTIONS?

If you have questions about any of the issues described in the proxy statement or about voting procedures, please call 1-800-297-7378.

                             STRATEGIST FUND GROUP

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 16, 1999

Strategist Growth Fund, Inc.
  -Strategist Growth Fund
  -Strategist Growth Trends Fund
  -Strategist Special Growth Fund
Strategist Growth and Income Fund, Inc.
  -Strategist Balanced Fund
  -Strategist Equity Fund
  -Strategist Equity Income Fund
  -Strategist Total Return Fund
Strategist Income Fund, Inc.
  -Strategist Government Income Fund
  -Strategist High Yield Fund
  -Strategist Quality Income Fund
Strategist Tax-Free Income Fund, Inc.
  -Strategist Tax-Free High Yield Fund
Strategist World Fund, Inc.
  -Strategist Emerging Markets Fund
  -Strategist World Growth Fund
  -Strategist World Income Fund
  -Strategist World Technologies Fund

Your Fund will hold a shareholders' meeting at 9:00 a.m. on June 16, 1999, at the First Bank Building, 650 South 3rd Avenue, Minneapolis, MN in Conference Room B on the 11th floor. This will be a joint meeting for all of the Funds listed above. Please take a few minutes to read the proxy statement. It discusses each agenda item. The Board of Directors recommends that you vote FOR each proposal.

If you were a shareholder on April 18, 1999, you may vote at the meeting or any adjournment of the meeting. We hope you can attend the meeting. For those of you who cannot attend, you can vote easily and quickly by mail, telephone or internet. Just follow the instructions on the enclosed proxy card. You will receive a separate card for each Fund you own. The mailing address for the principal executive offices of the Fund is IDS Tower 10, Minneapolis, Minnesota 55440-0010.

                                                                  April 18, 1999

                                PROXY STATEMENT

This is a combined proxy statement for all of the Funds listed on the previous page. There are four sections to this proxy statement:

SECTION                                                       PAGE
------------------------------------------------------------  ----
A - Overview................................................    3

B - Fund Proposals..........................................    4

C - Proxy Voting and Shareholder Meeting Information........   13

D - Fund Information........................................   15

Please be sure to read the proxy statement before you vote. You will receive a separate proxy card for each Fund you own. It is important that you return your vote for each Fund. This proxy statement was first mailed to shareholders the week of April 18, 1999.

                            PLEASE VOTE IMMEDIATELY.
   YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE COST OF ADDITIONAL MAILINGS.
           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

                              SECTION A - OVERVIEW

The Board of Directors (the "Board") of the Funds in the Strategist Fund Group (the "Group") is asking for your vote on the following proposals. The proposals are described in detail in Section B.

----------------------------------------------------------------
       PROPOSAL                      FUNDS AFFECTED
----------------------------------------------------------------
(1) Elect Board                        All Funds
    members
----------------------------------------------------------------
(2) Ratify the                         All Funds
    selection of
    independent
    auditors
----------------------------------------------------------------
(3) Approve a change    Emerging Markets, Equity Income, Special
    to the Investment             Growth, World Growth
    Management
    Services Agreement
----------------------------------------------------------------
(4) Approve changes in
    investment
    policies

  A: Prohibited         A: Balanced, Equity, Government Income,
     conflict of           Growth, Growth Trends, Total Return,
      interest             Quality Income, World Growth, World
                           Income

  B: Senior securities  B: Emerging Markets, Government Income,
                           High Yield, Quality Income, Total
                           Return, World Growth, World Income,
                           World Technologies

  C: Transactions with C: Government Income affiliates

  D: Other investment   D: Equity
      companies
----------------------------------------------------------------
(5) Approve a new                     Total Return
    Subadvisory
    Agreement
----------------------------------------------------------------
(6) Transact other                     All Funds
    business
----------------------------------------------------------------

                           SECTION B - FUND PROPOSALS

                     PROPOSAL 1: ELECTION OF BOARD MEMBERS
                            (Applies to: ALL FUNDS)

WHO ARE THE NOMINEES FOR THE BOARD? The persons nominated to serve on the Board are listed below. Each person is a nominee for each of the 15 Funds in the Group. Each Board member will serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the meeting following their 72nd birthday.

All of the nominees have agreed to serve. If an unforeseen event prevents a nominee from serving, your votes will be cast for the election of a substitute selected by the Board. Information on each nominee follows. Election requires a vote by a majority of the Fund's shares voted at the meeting.

RODNEY P. BURWELL*         Board member since 1996    Born in 1939

Chairman, Xerxes Corporation (fiberglass storage tanks). Director,
Fairview Corporation.

JEAN B. KEFFELER*          Board member since 1996    Born in 1945

Independent management consultant. Director, National Computer
Systems.

THOMAS R. MCBURNEY*        Board member since 1996    Born in 1938

President, McBurney Management Advisors. Director, The Valspar
Corporation, (paints), Wenger Corporation, Allina, Space Center
Enterprises, Greenspring Corporation.

JAMES A. MITCHELL**        Board member since 1996    Born in 1941

President of all Funds in the Group. Chairman of the Board, IDS
Life Insurance Company.

JOHN R. THOMAS**           Board member since 1999    Born in 1937

Vice president of all Funds in the Group. President and board member of 47 funds in the IDS MUTUAL FUND GROUP. Senior vice president of American Express Financial Corporation ("AEFC").

* Member of Audit and Nominating Committees.

**Interested person by reason of being an officer or director of AEFC or its subsidiaries.

For the year ended Jan. 31, 1999, the Board held 4 meetings. Average attendance at the Board was 92% and no nominee attended less than 75% of the meetings of the Board. The Audit and Nominating Committees did not meet separately during that period.

HOW MUCH ARE BOARD MEMBERS PAID? The following table shows the total compensation received by each Board member from all of the Funds for the year ended Jan. 31, 1999. The Funds do not pay retirement benefits to Board members.

              BOARD MEMBER COMPENSATION FROM ALL STRATEGIST FUNDS*

NOMINEE                                            AGGREGATE COMPENSATION
-------------------------------------------------  -----------------------
Burwell..........................................         $   3,000
Keffeler.........................................             3,000
McBurney.........................................             3,000

*Board members affiliated with AEFC are not paid by the Funds.

Each director was paid $1,067 by Growth Fund and Growth Trends Fund. Each director was paid $67 by each of the other Funds.

The number of Fund shares beneficially owned by each Board member is shown in Section D.

FUND OFFICERS. Besides Mr. Mitchell, who is President, and Mr. Thomas, who is Vice President, the Fund's other officers are:

JOHN M. KNIGHT, born in 1952. Treasurer of all Funds in the Group since 1999. Vice president--Investment Accounting of AEFC.

EILEEN J. NEWHOUSE, born in 1955. Secretary of all Funds in the Group since 1996. Vice President and Group Counsel of AEFC.

Officers serve at the pleasure of the Board. Officers affiliated with AEFC are not paid by the Funds.

                 PROPOSAL 2: RATIFY OR REJECT THE SELECTION OF
                 KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS
                            (Applies to: ALL FUNDS)

The Board has selected KPMG Peat Marwick LLP to serve as the independent auditors for the Fund. This selection was made by the Board members who are not officers of the Fund or associated with AEFC. The audit services provided to the Fund include the examination of the annual financial statements and assistance in connection with filings with the

Securities and Exchange Commission (the "SEC"). A representative of KPMG Peat Marwick is expected to be at the meeting and will have the opportunity to make a statement and answer questions. The independent members of the Board recommend that you vote to ratify their action. This requires an affirmative vote by a majority of the shares voting at the meeting. If the selection is not ratified, the Board will decide what further action must be taken.

                     PROPOSAL 3: APPROVE OR REJECT A CHANGE
                TO THE INVESTMENT MANAGEMENT SERVICES AGREEMENT
         (Applies to: EMERGING MARKETS, EQUITY INCOME, SPECIAL GROWTH,
                                 WORLD GROWTH)

The Fund is part of a master/feeder structure. In this structure, the Fund invests all of its assets in a master fund (the "Portfolio") with the same policies as the Fund. For purposes of this discussion, a Portfolio is referred to as a "Fund". The Fund pays fees to AEFC under an Investment Management Services Agreement (the "Agreement") for conducting day-to-day investment management services for the Fund. The services performed by AEFC include providing the personnel, equipment and office facilities necessary for the management of the Fund's investment portfolio. Subject to the direction of the Board and consistent with the Fund's investment policies, AEFC decides what securities to buy, hold or sell. AEFC also executes buy and sell orders and provides research and statistical data to support investment management activities.

WHAT ARE THE TERMS OF THE CURRENT AGREEMENT? The fee the Fund pays to AEFC for its services under the Agreement is based on the net assets of the Fund and decreases as the size of the Fund increases. The complete fee schedule for all Funds in the Group is found in Section D. The Fund also pays its taxes, brokerage commission and nonadvisory expenses, which include custodian fees; audit and certain legal fees; fidelity bond premiums; registration fees for shares; consultant fees; Board compensation; corporate filing fees; organizational expenses; a portion of the Investment Company Institute dues; expenses incurred in connection with lending portfolio securities; and other expenses properly payable by the Fund, approved by the Board. Section D includes information on the date of the current Agreement, the date it was last approved by shareholders and the reason why it was submitted to shareholders at that time.

HOW DOES THE PROPOSED AGREEMENT DIFFER FROM THE CURRENT AGREEMENT? The terms of the proposed Agreement are the same as the current Agreement except for the addition of a performance incentive adjustment.

WHAT IS A PERFORMANCE INCENTIVE ADJUSTMENT? Under the proposed performance incentive adjustment, the fee will be adjusted based on the Fund's performance compared to an index of similar funds. The performance incentive adjustment is calculated by measuring the percentage difference over a rolling 12-month period between:

-  the performance of the Fund and

- the change in a designated Lipper Index (the "Index") of funds with similar investment objectives.

As described in more detail below, if the Fund's performance is better than the Index, the fee paid to AEFC will increase. If the Fund's performance is worse than the Index, the fee paid to AEFC will decrease. The following table shows the proposed Index for each Fund and the maximum adjustment.

                          TABLE 5-1. PROPOSED INDEXES

                                                                           MAXIMUM
          FUND                               INDEX                       ADJUSTMENT
-------------------------  ------------------------------------------  ---------------
Emerging Markets.........  Lipper Emerging Markets Fund Index                   .12%
Equity Income............  Lipper Equity Income Fund Index                      .08%
Special Growth...........  Lipper Growth Fund Index                             .12%
World Growth.............  Lipper Global Fund Index                             .12%

- HOW IS THE ADJUSTMENT CALCULATED? The management fee is calculated as shown in Table D-2. The fee is then adjusted for performance. Solely for purposes of calculating the performance incentive adjustment, the Index is compared to the performance of Class A shares of another fund that invests in the Portfolio. One percentage point is subtracted from the calculation to help assure that incentive adjustments are attributable to AEFC's investment decisions rather than random fluctuations and the result is multiplied by .01. For example, if the difference between the change in the Fund's net asset value and the change in the Index for a comparison period is 2.55 percent, the adjustment would be
 .000155 (.0255 - .01 = .0155 X .01 = .000155) times the Fund's average net assets for the comparison period divided by 12. The first adjustment will be made on January 1, 2000 and will cover the six-month period beginning July 1, 1999. The comparison period will increase by one month each month until it reaches 12 months.

- WHAT ARE LIPPER INDEXES? Lipper, Inc. is an unaffiliated company that collects data from company reports, financial reporting services, periodicals and other sources deemed to be reliable. It then analyzes the data and publishes a number of indexes based on the performance of the largest mutual funds in various categories. Categories are based on investment objectives. Lipper indexes are published by newspapers and periodicals throughout the country and are generally recognized by the mutual fund industry as being an accurate and reliable source of comparative information. If an Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of a performance incentive adjustment, the Fund will pay the advisory fee without any adjustment for performance until the Board decides what further action to take. Lipper is currently in the process of modifying and expanding its indexes. After those changes are completed, some of the current indexes may be significantly changed. However, comparisons will continue to be made based on Lipper's characterization of the Fund. The Fund's performance will be compared to the performance of funds in the same investment category as defined by Lipper. For example, if Lipper categorizes a fund as a small cap growth fund, the fund's performance would be compared to the Lipper small cap growth index.

HOW WILL THE PROPOSED CHANGE IN FEE STRUCTURE AFFECT FUND EXPENSES? Fees and expenses the Fund actually paid as well as fees and expenses the Fund would have paid if the proposed Agreement had been in effect for the last fiscal year are shown in Section D.

WHAT INFORMATION DID THE PORTFOLIO BOARD REVIEW AND CONSIDER? The Contracts Committee, as well as the full Board, received information on:

- current trends in the financial services industry, including market share data

- information on investment performance over various time periods for the Fund, a group of comparable funds and an appropriate comparative index

-  the proposed management fee compared to management fees of comparable funds

-  the impact of the proposed change on the Fund's expense ratio

-  the Fund's expense ratio compared to a group of comparable funds

-  the impact of performance incentive adjustments

- AEFC's overall profitability from its mutual fund operations in light of available industry data, both including and excluding distribution costs

- the benefits to AEFC as assets increase in size and the extent economies of scale are shared with the Fund

- the character and amount of fees paid by the Fund for the other services provided by AEFC and its affiliates, and the revenues it generates from retirement custodial accounts, fees paid for custodial services to an affiliate of AEFC and the allocation of brokerage to an affiliate of AEFC

As part of the process of reviewing the information, the Board retained PricewaterhouseCoopers to review the allocation of fees and expenses.

WHAT WERE THE PORTFOLIO BOARD'S CONCLUSIONS? The Board and the Contracts Committee for each Fund acted separately in considering the information provided to assure that the Fund's fees as compared to AEFC's costs in providing services to the Fund are equitable and appropriate in relation to that of each of the other Funds. The Board concluded that a competitive fee:

- will help AEFC remain competitive in attracting, retaining and motivating the high quality investment personnel necessary to manage the Fund

-  will help to address the expectations regarding the performance of the Fund

- will allow AEFC to continue to improve the technology and other systems necessary to keep the Fund operating at a high level of service

At a meeting held on January 13-14, 1999, called for the purpose of considering the proposed Agreement, the independent members first and then the Portfolio Board as a whole, by vote, cast in person, approved the terms of the proposed Agreement. If approved, the proposed Agreement will continue from year to year after the second year, so long as it is approved at least annually by a majority of the Portfolio Board, including a majority of the independent members. The proposed Agreement may be terminated at any time by the Portfolio Board, AEFC or the shareholders and will terminate automatically if it is assigned.

WHAT DOES THE BOARD RECOMMEND AND HOW MANY VOTES ARE NEEDED? The Board recommends that shareholders approve the proposed Agreement. The Agreement must be approved by the lesser of (a) a majority of the Fund's outstanding shares or
(b) 67% of the shares voted at the meeting, so long as more than 50% of the shares actually vote. If the proposed Agreement is not approved, the Fund will continue to operate under the current Agreement.

                         PROPOSAL 4: APPROVE OR REJECT
                         CHANGES IN INVESTMENT POLICIES
                            (Applies to: ALL FUNDS)

The Fund has some investment policies that are fundamental. This means the policies can be changed only with the approval of shareholders. A few of these policies are no longer required to be fundamental, some need changes and others are no longer required at all. The Board recommends making the following changes in the Fund's fundamental investment policies:

A. ELIMINATE THE POLICY ADDRESSING A POTENTIAL CONFLICT OF INTEREST. (Applies to: BALANCED, EQUITY, GOVERNMENT INCOME, GROWTH, GROWTH TRENDS, QUALITY INCOME, TOTAL RETURN, WORLD GROWTH, WORLD INCOME) The Fund has a fundamental policy that prohibits it from buying securities of any company if an officer or board member of the Fund or of the Fund's investment adviser individually owns more than 1/2 of 1% of the securities of that company and together they own more than 5% of those securities. This policy originated with state securities laws designed to avoid conflicts of interest. These laws no longer apply to the Fund. Both the Fund and AEFC have Codes of Ethics that address conflicts of interest. Under these Codes, procedures are in place to keep individuals who would stand to gain from the Fund's investments in an inappropriate way from doing so. The Board believes that Codes of Ethics are a better way to address these types of conflicts of interest because they can be tailored to the specific operating structures of an organization and to provide appropriate flexibility. The elimination of this policy will not change the way the Fund's assets are invested.

B. MODIFY THE POLICY PROHIBITING INVESTMENT IN SENIOR SECURITIES. (Applies to:
EMERGING MARKETS, GOVERNMENT INCOME, HIGH YIELD, QUALITY INCOME, TOTAL RETURN, WORLD GROWTH, WORLD INCOME, WORLD TECHNOLOGIES) The Fund has a fundamental policy that prohibits it from issuing any senior security. The Board recommends that shareholders vote to replace the current policy with the following limitation: "THE FUND WILL NOT ISSUE SENIOR SECURITIES, EXCEPT AS PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940." The purpose of this change is to develop a standardized policy for all Funds in the Group. Generally a senior security is an obligation of the Fund that takes priority over the claims of the Fund's shareholders. The law prohibits the Fund from issuing most types of senior securities, but permits doing so if certain conditions are met. For example, the Fund may enter into a transaction that obligates it to pay money at a future date if cash is set aside to cover the obligation. This type of transaction may be considered a senior security. The revised policy will not change the way the Fund's assets are invested.

C. ELIMINATE THE POLICY PROHIBITING TRANSACTIONS WITH AFFILIATES. (Applies to:
GOVERNMENT INCOME) The Fund has a fundamental policy limiting its ability to purchase securities from, or sell securities to, the Fund's advisor or any officer or board member of the Fund or the advisor. These transactions are prohibited by law and therefore the policy is not necessary.

D. RECLASSIFY AS NONFUNDAMENTAL THE FUND'S POLICY ON INVESTING IN OTHER INVESTMENT COMPANIES. (Applies to: EQUITY) The Fund has a fundamental policy prohibiting it from investing in other investment companies, such as country-specific funds, except by purchases in the open market where the dealer's or sponsor's profit is the regular commission. The Board recommends that this policy be changed to non-fundamental to conform with the standard policy used by the other Funds in the Group. Changing this policy to non-fundamental will not have any impact on the Fund's investment practices.

WHAT DOES THE BOARD RECOMMEND AND HOW MANY VOTES ARE NEEDED? The Board recommends that shareholders approve the proposed changes in the fundamental policies. The changes must be approved by the lesser of (a) a majority of the Fund's outstanding shares or (b) 67% of the shares voted at the meeting, so long as more than 50% of the shares actually vote. If the changes are not approved, the Fund will continue to operate in accordance with its current investment policies.

                PROPOSAL 5: APPROVE OR REJECT A NEW SUBADVISORY
                 AGREEMENT WITH KENWOOD CAPITAL MANAGEMENT LLC
                           (Applies to: TOTAL RETURN)

Kenwood Capital Management LLC ("Kenwood") is a registered investment adviser with particular expertise on investments in small capitalization companies. Kenwood is a subsidiary of AEFC. AEFC plans to enter into a Subadvisory Agreement with Kenwood. Under the proposed Subadvisory Agreement, AEFC will grant investment management authority to Kenwood with respect to all or a part of the Fund's assets. Kenwood will be authorized to buy or sell stocks, bonds and other securities for the Fund subject to the overall supervision of AEFC.

WILL THE PROPOSED SUBADVISORY AGREEMENT CHANGE THE FEES PAID BY THE FUND? There will be no change in the fees paid by the Fund. If the proposed Subadvisory Agreement is approved, the fees paid by the Fund to AEFC will remain the same. AEFC, not the Fund, will pay Kenwood. Compensation will be based on the assets allocated to Kenwood by AEFC and will be paid at a rate of 0.35% of average daily net assets.

PRINCIPALS AND MANAGEMENT BOARD OF KENWOOD. Jacob E. Hurwitz and Kent A. Kelley are the principals of Kenwood. The following individuals are directors of
Kenwood: Peter J. Anderson, Jacob E. Hurwitz, Kent A. Kelley, Gabrielle F. Parish, Stephen W. Roszell. Mr. Anderson and Mr. Roszell are officers of AEFC. Ms. Parish is an officer of American Express Asset Management Group, ("AEAMG"), a wholly-owned subsidiary of AEFC. All of the directors are located at IDS Tower, Minneapolis, MN 55440-0010. AEAMG owns 50.1% of Kenwood. Mr. Hurwitz and Mr. Kelley each owns a minority interest. Kenwood's address is IDS Tower 10, Minneapolis, MN 55440-0010.

WHEN WILL THE PROPOSED SUBADVISORY AGREEMENT START? If approved by shareholders, the proposed Subadvisory Agreement will take effect shortly after the shareholder meeting. The proposed Subadvisory Agreement will continue from year to year, provided continuance is approved at least annually. The proposed Subadvisory Agreement may be terminated without penalty either by the Portfolio Board, by AEFC or by a vote of a majority of the outstanding shares of the Fund.

WHAT FACTORS DID THE PORTFOLIO BOARD CONSIDER? Subadvisory agreements must be approved by shareholders when the subadviser is partially owned by the investment manager. The Subadvisory Agreement meets appropriate operational objectives of AEFC and Kenwood. AEFC has committed to be fully accountable for the investment performance of the Fund and for all duties and responsibilities under the Investment Management Services Agreement. AEFC will manage the arrangement with Kenwood in the same way it oversees portfolio managers directly employed by AEFC.

WHAT DOES THE BOARD RECOMMEND AND HOW MANY VOTES ARE NEEDED? The Board recommends that shareholders approve the proposed Subadvisory Agreement. The Subadvisory Agreement must be approved by the lesser of (a) a majority of the Fund's outstanding shares or (b) 67% of the shares voted at the meeting, so long as more than 50% of the shares actually vote. If the proposed Subadvisory Agreement is not approved, the Fund will continue to operate under its current investment management agreement with AEFC.

                          SECTION C--PROXY VOTING AND
                        SHAREHOLDER MEETING INFORMATION

This section includes information about proxy voting and shareholder meetings.

VOTING. Each share is entitled to one vote. For those of you who cannot come to the meeting, the Board is asking permission to vote for you. The shares will be voted as you instruct either by mail, telephone or internet. Signed proxy cards returned without instructions will be voted in favor of all proposals.

On the election of directors and ratification of independent auditors you vote together with the owners of shares of other Funds that are part of the same corporation. You vote by Fund on the investment management agreement, changes of fundamental investment policies and subadvisory agreement. All votes count toward a quorum, regardless of how they are voted (For, Against or Abstain). Abstentions are treated as a vote against a proposal. Broker non-votes (shares for which the underlying owner has not voted and the broker holding the shares does not have authority to vote) will be counted toward a quorum. In determining whether a proposal received the affirmative vote of 67% of the shares voted at the meeting, broker non-votes will be disregarded in the calculation. In determining whether a proposal received the affirmative vote of 50% of the outstanding shares, broker non-votes will be treated as a vote against the proposal.

In voting for Board members, if you elect to withhold authority for any individual nominee or nominees, you may do so by marking the box labeled "Exception," and by striking the name of any excepted nominee, as is further explained on the card itself. If you do withhold authority, the proxies will not vote shares equivalent to the proportionate number applicable to the names for which authority is withheld.

MASTER/FEEDER FUNDS. The Fund is part of a master/feeder structure. A feeder fund seeks its investment objectives by investing its assets in a master fund with the same policies. The master fund invests in and manages the securities. Proposals 3, 4 and 5 affect the master fund. Feeder funds, as the sole shareholders of the master fund, will vote for or against each of those proposals in proportion to the vote received from feeder fund shareholders.

REVOKING YOUR PROXY. If your plans change and you can attend the meeting, simply inform the Secretary at the meeting that you will be voting your shares in person. Also, if you change your mind after you vote you may change your vote or revoke it by mail, telephone or internet.

JOINT PROXY STATEMENT/SIMULTANEOUS MEETINGS. This joint proxy statement reduces the preparation, printing and mailing costs of sending separate proxy statements for each Fund. The meetings will be held simultaneously. If any shareholder objects to the holding of simultaneous meetings, the shareholder may move for an adjournment of his or her Fund's meeting to a time immediately after the simultaneous meetings so that a meeting of that Fund may be held separately. If a shareholder makes this motion, the persons named as proxies will consider the reasons for the objection in deciding whether to vote in favor of the adjournment.

SOLICITATION OF PROXIES. The Board is asking for your vote as promptly as possible. The Fund will pay the expenses for the proxy material and the postage. Supplementary solicitations may be made by mail, telephone, electronic means or personal contact. The expenses of supplementary solicitation will be paid by the Fund.

SHAREHOLDER PROPOSALS. No proposals were received from shareholders. The Fund does not hold regular meetings of shareholders on an annual basis. Therefore, no anticipated date of the next regular meeting can be provided. If you have a proposal you believe should be presented to all shareholders, send the proposal to the President. The proposal will be considered at a meeting of the Board as soon as practicable.

OTHER BUSINESS. The Board does not know at this time of any other business to come before the meetings. If something does come up, the proxies will use their best judgment to vote for you on the matter.

ADJOURNMENT. In the event that not enough votes in favor of any of the proposals are received by the time scheduled for the meeting, the persons named as proxies may move for one or more adjournments of the meeting for a period of not more than 60 days in the aggregate to allow further solicitation of shareholders on the proposals. Any adjournment requires the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of adjournment those shares they are entitled to vote that have voted in favor of the proposals. They will vote against any adjournment those shares that have voted against any of the proposals. The Fund will pay the costs of any additional solicitation and of any adjourned meeting.

ANNUAL REPORT. The latest annual report was previously mailed to you. If you would like another copy of the annual report and any subsequent semi-annual report, without charge, please write American Express Financial Direct at P.O. Box 59196, Minneapolis, MN 55459-0196 or call 1-800-297-7378.

                          SECTION D - FUND INFORMATION

This section contains the following information about your Fund:

                                        CONTENT
            (all information is shown for the last fiscal year unless noted
TABLE                                  otherwise)
---------  ------------------------------------------------------------------
D-1        The Fund's size, number of outstanding shares and 5% owners
D-2        The Fund's fee schedule under its management agreement
D-3        Actual and pro forma expenses assuming all of the changes had been in effect during the year
D-4        Actual and pro forma Investment Management Services Agreement fees
D-5        Payments the Fund made to AEFC and its affiliates
D-6        Brokerage commissions the Fund paid to an AEFC affiliate
D-7        Information about shareholder approval of current agreements

THE FUND'S ADVISER AND DISTRIBUTOR. AEFC, IDS Tower 10, Minneapolis, MN 55440-0010, is the adviser for each of the Funds. American Express Service Corporation ("AESC"), P.O. Box 59196, Minneapolis, MN 55459-1096, is the distributor for each of the Funds. AESC is a wholly-owned subsidiary of Travel Related Services, Inc. ("TRS"). AEFC and TRS are both wholly-owned subsidiaries of American Express Company ("American Express"), World Financial Center, New York, NY 10285.

PRESIDENT AND BOARD OF DIRECTORS OF AEFC. David R. Hubers is President and Chief Executive Officer of AEFC. The following individuals are directors of AEFC. Except as otherwise noted, each director is an officer of AEFC located at IDS Tower 10, Minneapolis, MN 55440-0010. Directors: Peter J. Anderson, Karl J. Breyer, James E. Choat, Gordon L. Eid, Harvey Golub (Chairman, American Express, New York, NY), David R. Hubers, Marietta L. Johns, Susan D. Kinder, Richard W. Kling, Steven C. Kumagai, Peter A. Lefferts, Douglas A. Lennick, Jonathan S. Linen (Vice Chairman, American Express, New York, NY), Barry J. Murphy, Erven A. Samsel, Norman Weaver, Jr., Michael R. Woodward.

BOARD MEMBER SHARE OWNERSHIP. The number of shares beneficially owned by each Board member on Mar. 10, 1999 is shown below. As of that date, the Board members and officers as a group owned less than 1% of each Fund's outstanding shares.

BURWELL:  Tax-Free High Yield - 21,367 shares.
KEFFELER: Growth - 588 shares.
MCBURNEY: Growth - 218 shares.
MITCHELL: All Strategist Funds - 4,147 shares. Balanced - 130 shares, Emerging
          Markets - 962 shares, Equity - 64 shares,

          Equity Income - 198 shares, Government Income - 409 shares, Growth - 47 shares, Growth Trends - 63 shares, High Yield - 502 shares, Quality Income - 215 shares, Special Growth - 328 shares, Tax-Free High Yield
          - 429 shares, Total Return - 158 shares, World Growth - 318 shares, World Income - 324 shares.

THOMAS: All Strategist Funds - 2,454 shares. Growth - 113 shares, High Yield -
        1,263 shares, Tax-Free High Yield - 1,078 shares.

                       TABLE D-1. FUND SIZE AND 5% OWNERS
                              AS OF JAN. 31, 1999

-----------------------------------------------
                                                                            5%
               FUND                 NET ASSETS   OUTSTANDING SHARES       OWNERS
-----------------------------------------------
Balanced..........................  $ 1,205,282          76,589                (1)
Equity............................    1,139,432          34,813                (2)
Equity Income.....................      988,815          95,203                (3)
Emerging Markets..................      450,795         147,785                (4)
Government Income.................      805,082         162,768                (5)
Growth............................   24,861,601         553,075                (6)
Growth Trends.....................   23,859,747         730,513                (7)
High Yield........................    1,774,112         447,508                (8)
Quality Income....................      769,480          81,122                (9)
Special Growth....................    1,750,358         273,852               (10)
Tax-Free High Yield...............      873,663         186,278               (11)
Total Return......................      790,811          60,374               (12)
World Growth......................      847,909          86,319               (13)
World Income......................      658,173         105,310               (14)
World Technologies................      858,666         100,000               (15)
-----------------------------------------------

 (1) AEFC owns 45,087 shares (58.87%).

 (2) AEFC owns 25,123 shares (72.89%).

 (3) AEFC owns 70,729 shares (74.29%).

 (4) AEFC owns 120,014 shares (81.21%).

 (5) AEFC owns 114,589 shares (76.50%).
     Nadia Hamidian, 22 68th Street, Guttenberg, NJ 070934, owns 10,161 shares (6.24%).

 (6) American Express owns 433,233 shares (78.35%).

 (7) American Express owns 591,139 shares (80.91%).

 (8) AEFC owns 139,626 shares (31.20%).
     American Latvian Association in the US Inc., 400 Hurley Avenue, Rockville, MD 20850, owns 123,529 shares (27.60%).
     Latvizas Brivibas Fonds LTD, 400 Hurley Avenue, Rockville, MD 20850, owns

     94,028 shares (21.01%).
     Donald E. Maddox, 54-587 Shoal Creek, La Quinta, CA 92253, owns 26,356 shares (5.69%).

 (9) AEFC owns 62,455 shares (76.99%).

 (10) AEFC owns 139,449 shares (50.92%).

 (11) AEFC owns 131,972 shares (70.84%).
      John L. & Rosana L. Warren, 4971 Little Cub Creek Road, Evergreen, CO 80439, own 15,632 shares (8.39%).

 (12) AEFC owns 51,045 shares (84.55%).

 (13) AEFC owns 71,944 shares (83.34%).
      William J. & Frances M. Russell, 1443 Creekside Ct., Vienna, VA 22182, own 5,550 shares (6.43%).

 (14) AEFC owns 96,612 shares (91.74%).

 (15) AEFC owns 100,000 shares (100.00%).

                       TABLE D-2. FUND MANAGEMENT FEES(1)

--------------------------------------------------------------------------------------------
                                                                                                  MAXIMUM
                                                                                                   FEES
                                                  MANAGEMENT FEE                                    AND
         FUND                                ANNUAL RATE; IN BILLIONS                             EXPENSES(6)
--------------------------------------------------------------------------------------------
Balanced(2)........... First $1 - .53%; next $1 - .505%; next $1 - .48%; next $3 - .455%;
                      over $6 - .43%                                                               1.25%
--------------------------------------------------------------------------------------------
Equity Income......... First $.5 - .53%; next $.5 - .505%; next $1 - .48%; next $1 - .455%;        1.25%
Total Return(2, 3)    next $3 - .43%; over $6 - .40%                                               1.30%
Equity(2)                                                                                          1.25%
--------------------------------------------------------------------------------------------
Emerging Markets(5)... First $.25 - 1.10%; next $.25 - 1.08%; next $.25 - 1.06%; next $.25 -
                      1.04%; next $1 - 1.02%; over $2 - 1.0%                                       2.20%
--------------------------------------------------------------------------------------------
Government Income..... First $1 - .52%; next $1 - .495%; next $1 - .47%; next $3 - .445%;          1.10%
Quality Income        next $3 - .42%; over $9 - .395%                                              1.10%
--------------------------------------------------------------------------------------------
Growth(2)............. First $1 - .60%; next $1 - .575%; next $1 - .55%; next 1.3 $3 - .525%;
                      over $6 - .50%                                                               1.30%
--------------------------------------------------------------------------------------------
Growth Trends(2)...... First $1 - .60%; next $1 - .575%; next $1 - .55%; next $3 - .525%;
                      next $6 - .50%; over $12 - .49%                                              1.30%
--------------------------------------------------------------------------------------------
High Yield............ First $1 - .59%; next $1 - .565%; next $1 - .54%; next $3 - .515%;
                      next $3 - .49%; over $9 - .465%                                              1.20%
--------------------------------------------------------------------------------------------
Special Growth........ First $.25 - .65%; next $.25 - .625%; next $.50 - .60%; next $1 -
                      .575%; next $1 - .55%; next $3 - .525%; over $6 - .50%                       1.40%
--------------------------------------------------------------------------------------------
Tax-Free High Yield... First $1 - .49%; next $1 - .465%; next $1 - .44%; next $3 - .415%;
                      next $3 - .39%; over $9 - .36%                                               0.95%
--------------------------------------------------------------------------------------------
World Growth(4)....... First $.25 - .80%; next $.25 - .775%; next $.25 - .75%; next $.25 -
                      .725%; next $1 - .70%; over $2 - .675%                                       1.75%
--------------------------------------------------------------------------------------------
World Income.......... First $.25 - .77%; next $.25 - .745%; next $.25 - .72%; next $.25 -
                      .695%; over $1 - .67%                                                        1.35%
--------------------------------------------------------------------------------------------
World Technologies.... First $.25 - .72%; next $.25 - .695%; next $.25 - .67%; next $.25 -
                      .645%; next $1 - .62%; over $2 - .595%                                       1.35%
--------------------------------------------------------------------------------------------

(1)The Funds are part of a master/feeder structure. Management fees are paid by the Portfolio on behalf of the Fund.
(2)The Fund has a performance incentive adjustment based on its performance compared to a Lipper index of comparable funds over a rolling 12-month period.
(3)Under a subadvisory agreement with American Express Asset Management Group ("AEAMG"), AEFC pays AEAMG a fee equal on an annual basis to 0.35% of average daily net assets.
(4)Under a subadvisory agreement with American Express Asset Management International Inc. ("AEAMI"), AEFC pays AEAMI a fee equal on an annual basis to 0.35% of average daily net assets.
(5)Under a subadvisory agreement with AEAMI, AEFC pays AEAMI a fee equal on an annual basis to 0.50% of average daily net assets.
(6)Total fees and expenses have been capped at this level through the end of the Fund's 1999 fiscal year.

                 TABLE D-3. ACTUAL AND PRO FORMA FUND EXPENSES
                      (as a % of average daily net assets)

                                                                                                         TOTAL FUND
                                                      MANAGEMENT                          OTHER          OPERATING
ANNUAL OPERATING EXPENSES                             AGREEMENT       DISTRIBUTION      EXPENSES*         EXPENSES
--------------------------------------------------  --------------   --------------   --------------   --------------
                                                              Pro              Pro              Pro              Pro
                                                    Actual   Forma   Actual   Forma   Actual   Forma   Actual   Forma
                                                    ------   -----   ------   -----   ------   -----   ------   -----
Emerging Markets..................................   1.13%   1.19%    0.25%   0.25%    3.28%   3.28%    4.66%   4.72%
Equity Income.....................................   0.51    0.47     0.25    0.25     0.49    0.49     1.25    1.21
Special Growth....................................   0.65    0.62     0.25    0.25     0.13    0.13     1.03    1.00
World Growth......................................   0.77    0.77     0.25    0.25     1.77    1.77     2.79    2.79

*Other expenses include an administrative services fee, a transfer agency fee and other nonadvisory expenses.

EXAMPLE: This example is intended to help you compare the cost of investing in the Fund with the cost investing in other mutual funds. Assume you invest $10,000 and the Fund earns a 5% return. The operating expenses remain the same each year. The following table shows your costs under the current arrangements and your costs if the proposed changes had been in effect:

                                      1 YEAR                 3 YEARS               5 YEARS               10 YEARS
                             ------------------------  --------------------  --------------------  --------------------
                                              Pro                    Pro                   Pro                   Pro
                               Actual        Forma      Actual      Forma     Actual      Forma     Actual      Forma
                             -----------  -----------  ---------  ---------  ---------  ---------  ---------  ---------
Emerging Markets...........   $     467    $     473   $   1,405  $   1,422  $   2,350  $   2,377  $   4,750  $   4,787
Equity Income..............         127          123         397        384        687        666      1,516      1,471
Special Growth.............         105          102         328        319        570        553      1,264      1,229
World Growth...............         282          282         865        865      1,475      1,475      3,122      3,122

                        TABLE D-4. ACTUAL AND PRO FORMA
                 INVESTMENT MANAGEMENT SERVICES AGREEMENT FEES

                   FUND                      ACTUAL FEE    PRO FORMA FEE     % CHANGE
-------------------------------------------  -----------  ---------------  ------------
Emerging Markets...........................   $   6,469      $   6,806            5.2%
Equity Income..............................       4,563          4,194           -8.1
Special Growth.............................       9,908          9,417           -5.0
World Growth...............................       5,437          5,433           -0.1

              TABLE D-5. FUND PAYMENTS TO AEFC AND ITS AFFILIATES*

                     FUND                          ADMIN       PLAN        TA        CUSTODY
----------------------------------------------  -----------  ---------  ---------  -----------
Emerging Markets..............................   $     574   $   1,435  $     622   $   1,827
Equity Income.................................         361       2,258        799          90
Special Growth................................         915       3,814      2,715           0
World Growth..................................         425       1,769        398         986

*The Administrative Services Agreement ("Admin") is between the Fund and AEFC.
 The Plan and Agreement of Distribution ("Plan") is between the Fund and AESC. The Transfer Agency Agreement ("TA") is between the Fund and American Express Client Service Corporation. The Custodian Agreement ("Custody") is between the Fund and American Express Trust Company. Services under these agreements will continue to be provided after the Agreement is approved.

                    TABLE D-6. BROKERAGE COMMISSIONS PAID TO
                 AMERICAN ENTERPRISE INVESTMENT SERVICES INC.*

                FUND                   AMOUNT OF COMMISSIONS    % OF ALL COMMISSIONS
------------------------------------  -----------------------  -----------------------
Emerging Markets....................         $       0                    0.00%
Equity Income.......................            49,994                    0.99
Special Growth......................            81,111                    7.05
World Growth........................                 0                    0.00

*A wholly-owned subsidiary of AEFC. These transactions were executed at rates determined to be reasonable and fair as compared to the rates another broker would charge.

              TABLE D-7. DATES RELATING TO APPROVAL OF AGREEMENTS

                                       DATE LAST       DATE
                                       APPROVED       ENTERED   REASON SUBMITTED TO
               FUND                 BY SHAREHOLDERS    INTO        SHAREHOLDERS
----------------------------------  ---------------  ---------  -------------------
Special Growth....................       8/19/96       8/19/96    Initial approval
Emerging Markets..................      11/13/96      11/13/96    Initial approval
World Technologies................      11/13/96      11/13/96    Initial approval
All other Funds...................        9/9/94       3/20/95           *

*In 1996 the Portfolio adopted the investment management agreement of the IDS feeder fund. In anticipation of the establishment of the master/feeder structure, shareholders of the IDS feeder fund approved (1) basing the fee solely on the assets of the Fund, not on the assets of all of the funds in the IDS Mutual Fund Group and (2) eliminating provisions regarding administration and accounting services. The Fund and AEFC then entered into a separate Administrative Services Agreement.

                                                                      Strategist

--------------------------------------------------------------------------------
                VOTE TODAY BY MAIL, TOUCH-TONE PHONE,  OR THE INTERNET
           CALL TOLL-FREE: 1-800-597-7014 OR BY ACCESSING WWW.PROXYWEB.COM
--------------------------------------------------------------------------------

SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS ON VOTING BY PHONE OR INTERNET

***  CONTROL NUMBER:  999 999 999 999 99  *** V Please fold and detach card at perforation before mailing V

FUND NAME
PRINTS HERE                                     PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Heidi S. Brommer, James A. Mitchell and Eileen
J. Newhouse, or any one of them, as proxies, with full power of substitution, to represent and to vote all of the shares of the undersigned at the regular meeting to be held on June 16, 1999, and any adjournment thereof.

TO HAVE YOUR VOTE COUNTED, YOU MUST SIGN, DATE AND RETURN THIS PROXY. IT WILL BE VOTED AS MARKED, OR IF NOT MARKED, WILL BE VOTED "FOR" EACH PROPOSAL.

                                                    ----------------------------
                                                    THE BOARD RECOMMENDS A VOTE
                                                        "FOR" ALL PROPOSALS.
                                                    ----------------------------


                                                    ----------------------------


                                                    ----------------------------
                                                            Signature(s)

                                                 Date_____________, 1999
                                                 Owners please sign as names
                                                 appear at left.  Executors,
                                                 administrators, trustees, etc.,
                                                 should indicate position when
                                                 signing.

--------------------------------------------------------------------------------
         PLEASE REFER TO SECTION A - OVERVIEW (PAGE 3) OF THE PROXY STATEMENT
              TO DETERMINE WHICH PROPOSALS ARE APPLICABLE TO YOUR FUND.
--------------------------------------------------------------------------------

                PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.
            V Please fold and detach card at perforation before mailing V

1. Election of Board members.  (ALL FUNDS)                                      FOR       WITHHOLD       EXCEPTION
                                                                                ALL          ALL
(01) Rodney P. Burwell   (02) Jean B. Keffeler    (03) Thomas R. McBurney       / /          / /           / /  1.
(04) James A. Mitchell   (05) John R. Thomas

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
"EXCEPTION" BOX AND PRINT THE NOMINEE'S NAME ON THIS LINE.________________

                                                                                FOR       AGAINST        ABSTAIN
2. Ratify the selection of independent auditors  (ALL FUNDS)                    / /          / /           / /  2.

3. Approve changes to the Investment Management Services Agreement
   (SEE OVERVIEW-PAGE 3)                                                        / /          / /           / /  3.

4. Changes to investment policies  (SEE OVERVIEW-PAGE 3)                        FOR       AGAINST        ABSTAIN
                                                                                ALL         ALL            ALL
4.1 Prohibited conflict of interest  4.3 Transactions with affiliates           / /          / /           / /  4.
4.2 Senior securities                4.4 Other investment companies

IF YOU WISH TO VOTE AGAINST OR ABSTAIN ON A PARTICULAR INVESTMENT
POLICY CHANGE, APPLICABLE TO YOUR FUND, WRITE THE NUMBER OF THE SUB-PROPOSAL
ON THE LINE BELOW.

__________________________________________________________________________

                                                                                FOR       AGAINST        ABSTAIN
5. Approve a Subadvisory Agreement  (TOTAL RETURN FUND ONLY)                    / /          / /           / /  5.



                             PLEASE VOTE YOUR PROXY TODAY

          PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL SOLICITATIONS.

               CHOOSE THE VOTING METHOD THAT'S MOST CONVENIENT FOR YOU.

1. VOTE BY MAIL: Sign and date your proxy card(s) and return them in the enclosed postage-paid envelope. NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED.
2. VOTE BY PHONE: Dial 1-800-597-7014, enter the CONTROL NUMBER printed on the upper portion of your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THE CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.
3. VOTE VIA THE INTERNET: Log on to www.proxyweb.com, enter your CONTROL NUMBER and follow the instructions on the screen. If you received more than one proxy card, you may vote them all during the same session. Each card has a different control number.

                        IF YOU VOTE BY PHONE OR THE INTERNET,
                       PLEASE DO NOT RETURN YOUR PROXY CARD(S).